EX-99.B11
                                                       Exhibit 24(b)(11)








           Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A) (No. 2-95928) of Voyageur Mutual Funds III, Inc. of our report dated May 29, 1998, included in the 1998 Annual Report to shareholders.



Philadelphia, Pennsylvania
June 24, 1998



/s/Ernst & Young LLP
--------------------
Ernst & Young LLP







                    Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Mutual Funds III, Inc. - Aggressive Growth Fund
Voyageur Mutual Funds III, Inc. - Growth Stock Fund

We have audited the accompanying statements of net assets of Aggressive Growth Fund and Growth Stock Fund (the "Funds") as of April 30, 1998, and the related statements of operations, statements of changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended April 30, 1997 and the financial highlights for the periods presented through April 30, 1997 were audited by other auditors whose report thereon dated June 13, 1997 expressed an unqualified opinion on those statements and financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of April 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements and financial highlights present fairly, in all material respects, the financial position of each of the respective Funds at April 30, 1998, and the results of their operations, the changes in their net assets, and their financial highlights for the year then ended, in conformity with generally accepted accounting principles.

/s/Ernst & Young LLP
-------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
May 29, 1998






                    Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Mutual Funds III, Inc. - Tax-Efficient Equity Fund

We have audited the accompanying statement of net assets of Voyageur Mutual Funds III, Inc. - Tax-Efficient Equity Fund (the "Fund") as of April 30, 1998, and the related statement of operations, the statement of changes in net assets and the financial highlights for the period June 27, 1997 (commencement of operations) to April 30, 1998. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of April 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Voyageur Mutual Funds III, Inc. - Tax-Efficient Equity Fund at April 30, 1998, and the results of its operations, the changes in its net assets, and its financial highlights for the period June 27, 1997 (commencement of operations) to April 30, 1998, in conformity with generally accepted accounting principles.

/s/Ernst & Young LLP
--------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
May 29, 1998




                                                    EX-99.B11
                                                    EXHIBIT 24(B)(11)


KPMG PEAT MARWICK LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402



INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Voyageur Mutual Funds III, Inc.:


We consent to the use of our report dated June 13, 1997 included herein and to the reference to our Firm under the heading
"FINANCIAL STATEMENTS" in the Statement of Additional Information.

                              /S/KPMG Peat Marwick LLP
                              ------------------------
                                 KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 26, 1998



















Member Firm of
KPMG International

KPMG PEAT MARWICK LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402



INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Voyageur Mutual Funds III, Inc.:


We have audited the accompanying statements of changes in net assets of Aggressive Growth Fund and Growth Stock Funds (portfolios within Voyageur Mutual Funds III, Inc.) for the year ended April 30, 1997, and the financial highlights for the periods presented through April 30, 1997. The statements of changes in net assets and the financial highlights are the responsibility of Fund management. Our responsibility is to express an opinion on the statements of changes in net assets and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the changes in net assets of Aggressive Growth Fund and Growth Stock Funds for the year ended April 30, 1997, and the financial highlights for the periods stated in the first paragraph above, in conformity with generally accepted accounting principles.

                               /S/KPMG Peat Marwick LLP
                               ------------------------
                                 KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 13, 1997
































Member Firm of
KPMG International